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                              FIFTH AMENDMENT
                    TO SECURED REVOLVING CREDIT AGREEMENT
                         DATED AS OF APRIL 30, 1993

       WHEREAS, Circuit Systems, Inc., an Illinois corporation (the "Company) and NBD Bank, an Illinois banking corporation (the "Bank"), are party to that certain Secured Revolving Credit Agreement dated as of April 30, 1993 as amended April 29, 1994, August 23, 1994, August 31, 1995 and November 27, 1995 (the "Agreement"); and

       WHEREAS, the Company has requested that the Bank increase the amount of the Credit Facility and the Credit Facility Loans under the Agreement and to make certain other amendments as hereinafter set forth; and

       WHEREAS, the Bank has agreed to the requested extension and certain other amendments as hereinafter set forth, provided that the parties execute this Fifth Amendment, and that, among other things, the Company executes and delivers to the Bank a new Credit Facility Note in the form attached hereto as Exhibit "B-1";

       NOW THEREFORE, subject to such conditions as are set forth herein, it is agreed between the Company and the Bank that:

    I   The  amount "$2,000,000.00"  appearing in    Subsection (b)
        of Section 1. of the Agreement  is amended to read
        "4,000,000.00".

   II   Exhibit "B-1" attached hereto is substituted for Exhibit
        "B" attached to the Agreement.

  III Section 3. of the Agreement is amended in its entirety to read as follows:

        "3. INTEREST.

        (a) Each request by the Company for a Revolving Credit Loan or Loans evidenced under the Revolving Credit Note shall bear interest, at the Company's option, at either (i) the Prime Rate of the Bank in effect from time to time, or (ii) a rate of interest fixed at the time of the making of a Revolving Credit Loan equal to 2% per annum in excess of the Bank's then cost of funds (herein the "Negotiated Rate"). Interest accruing on the unpaid principal balance of the Revolving Credit Loans made in accordance with this subsection (a) of Section 3. shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days and shall be payable at the time or times provided in Exhibit "A".


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        (B) Each request by the Company for  a Credit Facility Loan or Loans evidenced under the Credit Facility Note shall bear interest, at the Company's option, at either (i) the Prime Rate of the Bank in effect from time to time, or (ii) a rate of interest fixed at the time of the making of a Credit Facility Loan equal to 2% per annum in excess of the Bank's then cost of funds (herein the "Negotiated Rate"). Interest accruing on the unpaid principal balance of the
        Credit  Facility  Loans   made  in  accordance   with  this
        subsection (b) of Section 3. shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days and shall be payable at the time or times provided in Exhibit "B-1"."

   IV. The last paragraph of Section 4. of the Agreement is amended in its entirety to read as follows:


        "Each Revolving Credit Loan and each Credit Facility Loan requested to bear interest at the Negotiated Rate (i) shall be in an amount of not less than $1,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof, (ii) shall remain outstanding, at the Borrower's election, for a 30, 60 or 90 day period of time from the date of such requested Loan (but in any event not beyond August 31, 1997 with respect to Revolving Credit Loans and not beyond August 31, 1996 with respect to Credit Facility Loans) (the end of each such period herein referred to as "Reversion Date"), and (iii) if not renewed at any applicable Reversion Date for an additional 30, 60 or 90 day period of time at a new Negotiated Rate, shall either be repaid by the Company on the applicable Reversion Date or shall revert to the bearing of interest at the Prime Rate of the Bank in effect from time to time."

   V. Section 5. of the Agreement is amended in its entirety to read as follows;

        "5. OPTIONAL AND MANDATORY REPAYMENTS.

          (a) Revolving Credit Loans and Credit Facility Loans of the Company bearing Negotiated Rates of interest may not be repaid in whole or in part prior to the Reversion Date of each such Loan.

          (b) Such of the Revolving Credit Loans and Credit Facility Loans of the Company as bear interest at the Prime Rate of the Bank may be prepaid in whole or in part at any time, and from time to time, without premium or penalty.
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          (c)   During  such  time  or  times as  the  aggregate
        outstanding principal balance(s) of the Revolving Credit Loans and the Credit Facility Loans exceed $6,000,000.00, the Company shall repay to the Bank and reduce the Credit Facility Note by such sums of money, representing outstanding indebtedness in excess of $6,000,000.00, which exceeds at such time or times, the aggregate amount of collateral then available for such Revolving Credit Loans and Credit Facility Loans, at such times as the Company is required to submit to the Bank a Borrowing Base Certificate pursuant to subsection (j)(vi) of Section 11. hereof.

          (d) The Revolving Credit Loans bearing interest at the Negotiated Rate shall, in any event, be repaid not later than August 31, 1997, and the Credit Facility Loans bearing interest at the Negotiated Rate shall, in any event be repaid not later than August 31, 1996."

   VI. The fraction "3/8 of 1%" appearing in Section 7. of the Agreement is amended to read "1/8 of 1%".

  VII. Subsection (t) of Section 11. of the Agreement is amended in its entirety to read as follows:

       "(t) The Company will maintain, at all times from and after the date hereof (i) a minimum current ratio (excluding from current liabilities, amounts payable with respect to equipment purchased and held pending conversion into long term financing lease transactions) of 1.25:1; and (ii) a maximum debt to Tangible Net Worth ratio of 2.50:1, all as determined in conformity with generally accepted accounting principles. For purposes of this subsection and subsection (v) of Section 11 hereof, the term "Tangible Net Worth" shall mean the sum of Net Worth less all amounts due from employees, affiliates, stockholders and officers, and all intangibles, including, but not limited to goodwill."

  VIII. Subsection (v) of Section 11. of the Agreement is amended in its entirety to read as follows:

       "(v) The Company will maintain, from the date hereof to April 30, 1997 a minimum Tangible Net Worth of not less than $17,000,000.00, and from and after April 30, 1997 a minimum Tangible Net Worth of $19,500,000.00."

   IX. Subsection (p) of Section 11. of the Agreement is amended in its entirety to read as follows:

       "(p) The Company will not purchase or redeem any shares of its capital stock, declare or pay any dividends, nor make any distributions to stockholders, or set aside any funds
       for  such  purposes   excepting  therefrom   dividends  not
       exceeding in  any fiscal  year, 50%  of  the Company's  net annual income."
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    X.  Subsection (z) of Section 11. of  the Agreement is amended in its entirety to read as follows:

       "(z) The Company will maintain, at all times, a ratio of its annualized net income plus depreciation divided by its current debt maturities of not less than 1.10:1."

    XI. Subsection (q) of Section 11. of the Agreement is amended in its entirety to read as follows:

       "(q) The Company will not, without the Bank's prior written consent, contract for, lease, rent, or otherwise acquire fixed assets, if the expense to the Company shall exceed $8,000,000.00 in any one fiscal year."

  XII. Section 10. of the Agreement is amended in its entirety to read as follows:

       "BORROWING BASE. Notwithstanding anything in the foregoing to the contrary, the aggregate principal amount, at any one time outstanding under (1) all Revolving Credit Loans or advances made hereunder (not exceeding $6,000,000.00), PLUS
       (2) all Credit Facility Loans or advances made hereunder (not exceeding $4,000,000.00), SHALL NOT EXCEED THE SUM OF
       (3)  80%   of  the   Company's  "Eligible   Trade  Accounts
       Receivable"  (as  defined  below)  PLUS  (4)   50%  of  the
       Company's Inventory of raw materials valued at the lower of cost or market (as defined below) and in any event not to
       exceed  $2,000,000.00,  PLUS  (5)  75%   of  the  Company's
       Inventory of finished goods which are stored at AT&T and in any event not to exceed $3,000,000.00.
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       For purposes of this  Section 10. the term  "Eligible Trade
       Accounts Receivable" shall be an Account Receivable which meets each of the following requirements (1) if it arises from the sale or lease of goods or services rendered, or such services rendered or such goods have been shipped or
       delivered  to   an  account   debtor  under   such  account
       receivable;  (2)  it   is  a  valid,   legally  enforceable
       obligation of the account debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder in whole or in part; (3) it is not subject to any lien or security interest whatsoever other than the Bank's perfected, first priority security interest; (4) it is evidenced by an invoice (dated not later than the date of shipment or performance and having payment terms acceptable to the
       Bank) rendered to such account debtor, and is not evidenced by any instrument or chattel paper; and (5) it is not owing by any account debtor of which more than 50% of such account debtor's total accounts receivable are more than 90
       days past due from  the date of invoice.    Notwithstanding
       anything  to  the  contrary  herein   contained,  the  Bank
       reserves  unto   itself  final   discretionary  rights   in
       determining the eligibility of any Account Receivable even though such Account Receivable shall have met the foregoing requirements. An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements shall
       forthwith cease to be  an Eligible Account Receivable.   An
       Account Receivable  which  is  at  any time  an  Ineligible
       Account  Receivable,   but   which   meets  the   foregoing
       requirements shall become an Eligible Account Receivable.

       For purposes of this Section 10. the term "Inventory" shall mean all goods held by the Company for sale or lease, or furnished or to be furnished by the Company under any contract of service, or held by the Company as raw materials, work in process or materials used or consumed in its business, and in which the Bank has a perfected first priority security interest."

  XIII. Subsection (j)(x) of Section 11. of the Agreement is hereby renumbered as Subsection (j)(xi) and a new Subsection
        (j)(x) is inserted reading as follows:

       "(x) within five (5) business days after the receipt thereof by the Company, a copy of the weekly Demand/Consigned Summary Report provided to the Company by A.T.& T."

  As a condition precedent to the taking effect of this Fifth Amendment, the Company shall provide to the Bank, in form and
  substance  satisfactory  to  the  Bank  (i)   signed  copies  of
  certificates of the Secretary or Assistant Secretary of the Company, and dated as of the date of this Fifth Amendment, which shall certify approval of, and all necessary corporate action with respect to the authorization, execution and delivery of this Fifth Amendment and all relevancies appertaining thereto.
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  By execution and delivery hereof, the  Company further reaffirms all  applicable  representations  and  warranties  contained  in
  Section 11. of the Agreement as true and correct as of the date hereof.

  Except as stated herein, all terms and provisions of the Secured Revolving Credit Agreement remain unchanged and in full force and effect.

  IN WITNESS WHEREOF, this Fifth Amendment has been duly executed as of the 30th day of April, 1996.



       NBD Bank                                 Circuit Systems, Inc.


   By:                                          By:   D. S. Patel,
       Steven F. Gersch, Vice President               President

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